UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street 9th Floor Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Neutral Tandem d/b/a Inteliquent (the “Company”), Surendra Saboo stepped down as the Company’s President and Chief Operating Officer effective October 1, 2012 and remained employed with the Company until November 1, 2012 to assist with the transition of his responsibilities. Effective November 2, 2012, the Company and Dr. Saboo entered into a separation agreement and general release (the “Saboo Separation Agreement”).

Under the terms of the Saboo Separation Agreement, in lieu of any payments payable to Dr. Saboo pursuant to his existing employment agreement, Dr. Saboo will receive an amount equal to twelve months’ base salary, calculated at a rate of $374,000 per annum, which will be paid in equal bi-weekly installments in accordance with the Company’s regular payroll payment schedule; provided that any payments that would otherwise be made during the six months following termination shall instead be paid on May 1, 2013 (which accumulated payment shall include interest at the prime rate plus two percent). Dr. Saboo will also receive a lump sum payment in the amount of $56,100, payable no later than November 17, 2012. Dr. Saboo may continue to participate in the Company’s health insurance plan as a retired executive upon payment of the COBRA rate for such health insurance coverage so long as the Company maintains a health insurance plan permitting such participation. The Saboo Separation Agreement provides for the acceleration of vesting of those stock options and restricted stock awards previously granted to Dr. Saboo that would have otherwise vested within 18 months of his departure. Dr. Saboo will also retain his previously vested stock options and restricted stock awards. Dr. Saboo will have 18 months to exercise his vested options.

Dr. Saboo agreed to abide by certain non-disparagement provisions and release the Company from any claims arising out of or based upon any events or circumstances occurring on or prior to October 25, 2012.

A copy of the Saboo Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release effective November 2, 2012 by and between Surendra Saboo and Neutral Tandem, Inc. d/b/a Inteliquent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: November 2, 2012	/s/ Richard L. Monto
Name: Richard L. Monto Title: General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release effective November 2, 2012 by and between Surendra Saboo and Neutral Tandem, Inc. d/b/a Inteliquent.